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                                                                   EXHIBIT 10(q)
                                                                   -------------

                    AMENDMENT TO RESTRICTED STOCK AGREEMENTS
                           PURSUANT TO 1992 STOCK PLAN
                           (SALARY INCREASE DEFERRAL)

          RESOLVED, that the Agreements dated April 28, 1992, as subsequently amended on February 22, 1995 and April 27, 1997, between the Corporation and each of Robert G. Paul, Erik H. van der Kaay, Robert A. Youdelman and James L. LePorte, III, be amended by deleting the current last three Average Net Income targets of $.96, $1.08 and $1.20 set forth in paragraph 3(a)(iii) of such Agreements and inserting therefor the following Average Net Income targets: $1.03, $1.15 and $1.27; and

          FURTHER RESOLVED, that the officers of the Corporation, and each of them, hereby are authorized to do and perform any and all acts and to execute and deliver any and all documents, amendments, agreements or other instruments as they may deem necessary or advisable to effectuate the foregoing resolutions, and any actions taken by the officers of the Corporation, or any of them, in furtherance of the foregoing resolutions hereby are ratified and confirmed as the actions of the Corporation.


February 17, 1998